SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report: March 3, 2009
(Date of earliest event reported)

VERSADIAL, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-28195	11-3535204
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

305 Madison Avenue, New York, NY	10165
(Address of principal executive offices)	(zip code)

Registrant’s telephone number, including area code                      (212) 986-0886(Issuer’s telephone number)
_________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐  Pre-commencement communications pursuant to Rule 13e-4c under the Exchange Act (17 CFR 240.13e-4c)

ITEM 1.01                                ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On March 3, 2009 we entered into three material definitive agreements.

The first material definitive agreement is a binding term sheet (“Term Sheet”) with Fursa Master Global Event Driven Fund, L.P. (“Fursa”), which is set forth as Exhibit 10.1 to this Report.

The second material definitive agreement, as contemplated by the Term Sheet, is an Advances Agreement with Fursa (“Advances Agreement”) which is set forth as Exhibit 10.2 to this Report.

The third material definitive agreement, as contemplated by the Term Sheet, is a Settlement and Mutual Release Agreement (“Settlement Agreement”) which is set forth as Exhibit 10.3 to this Report.

The Term Sheet contemplates the resolution of all obligations outstanding under (i) our  Senior Secured Convertible Redeemable Promissory Note dated August 9, 2006 (as amended to date, the “Convertible Note”) issued  in favor of Fursa, (ii)  a certain Security Agreement dated August 9, 2006 , as amended, from us to Fursa,  (iii) a certain Security Agreement dated August 9, 2006, as amended,  from our Innopump, Inc. subsidiary to  Fursa and (iv) all related and ancillary documents (collectively, “Loan Documents”).

The Term Sheet also provides that we shall take all steps reasonably necessary or required to enable us to offer, on a best efforts basis, pursuant to a private placement, up to $10,000,000, but in no case less than $8,000,000 in aggregate principal face amount of Senior Secured Convertible Notes with warrant coverage to third party investors on such terms and conditions as may be agreed to between Fursa and us (the “New Convertible Debt Placement”). The Term Sheet contemplates that we effect a closing of the New Convertible Debt Placement by July 2, 2009.

Pursuant to the Advances Agreement, Fursa advanced $500,000 to us on March 3, 2009 and agreed to use its best efforts thereafter on the first day of each of the four succeeding months to make additional advances of $250,000 each to us, on the terms and conditions set forth in the Advances Agreement. The terms and conditions for the making of each additional advance are set forth in the Advances Agreement.

Under the terms of the Advances Agreement, the principal amount of each advance made thereunder shall be added to the principal amount of the Convertible Note and the principal amount of the Convertible Note shall be deemed to have accrued no interest during the period of time from August 9, 2008 until and including July 1, 2009.

The Settlement Agreement was entered into by us and certain of our affiliates, on the one hand, and Fursa and certain of its affiliates, on the other hand.

The Settlement Agreement released, among other things, all claims and obligations of the parties thereto as they related to a commitment of Fursa to participate in a private placement of our securities, as set forth in a letter from Fursa to us dated November 26, 2007 and provides for the dismissal, with prejudice, of the lawsuit previously commenced by us against Fursa and certain of its affiliates on account of, among other things, such letter.

ITEM 2.03  CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET OF A REGISTRANT

See the information set forth in Item 1.01 above.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits

10.1	Term Sheet dated as of March 3, 2009 between FURSA Master Global Event Driven Fund, L.P. and Versadial, Inc.

10.2	Advances Agreement dated as of March 3, 2009 between FURSA Master Global Event Driven Fund, L.P. and Versadial, Inc.

10.3	Settlement and Mutual Release Agreement dated as of March 3, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERSADIAL, INC.

Date: March 9, 2009	By:	/s/ Geoffrey Donaldson
Geoffrey Donaldson
Chief Executive Officer